LORD ABBETT BOND-DEBENTURE FUND, INC.

                    CERTIFICATE OF CORRECTION



          Lord Abbett Bond-Debenture Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter, the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The title of the document being corrected is:

                    Articles Supplementary to
                    Articles of Incorporation of
                    Lord Abbett Bond-Debenture Fund, Inc.

          SECOND:   The only party to the document being
corrected is Lord Abbett Bond-Debenture Fund, Inc.

          THIRD:    The document being corrected was filed with
the State Department of Assessments and Taxation of Maryland on March 19, 2001.

          FOURTH:   Before the document being corrected was
filed, the Board of Directors had previously classified and designated the shares of the Corporation as: Class A shares (300,000,000); Class B shares (160,000,000); Class C shares
(80,000,000); Class P shares (160,000,000); and Class Y shares (300,000,000) for a total of 1,000,000,000 authorized shares. Among other things, the document being corrected increased the number of authorized shares to 1,500,000,000. This Certificate of Correction is being filed to correct (i) the aggregate par value of the shares of capital stock, (ii) the number of shares classified as Class C shares, and (iii) the inadvertently omitted language in section four as follows:

               (1) The relevant provisions in the document as previously filed read as follows:

          FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000. The Board of Directors has previously classified and designated 300,000,000 authorized shares as Class A shares, 160,000,000 authorized shares as Class B shares, 80,000,000 authorized shares as Class C shares, 160,000,000 authorized shares as Class P shares, and 300,000,000 as Class Y shares. The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,500,000,000, of the par value $.001 each, having an aggregate par value of $1,500,000,000.

                               ***

          SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 500,000,000 newly authorized but unissued shares, as follows: (i) 240,000,000 shares to Class A resulting in a total of 540,000,000 authorized Class A shares, (ii) 40,000,000 shares to Class B resulting in a total of 200,000,000 authorized Class B shares, (iii) 140,000,000 shares to Class C resulting in a total of 300,000,000 authorized Class C shares. The number of authorized Class P shares remains at 160,000,000 and the number of authorized Class Y shares remains at 300,000,000.

                               ***

          FOURTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

               (2) The provisions in the document as corrected read as follows:

          FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000. The Board of Directors has previously classified and designated 300,000,000 authorized shares as Class A shares, 160,000,000 authorized shares as Class B shares, 80,000,000 authorized shares as Class C shares, 160,000,000 authorized shares as Class P shares, and 300,000,000 as Class Y shares. The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,500,000,000, of the par value $.001 each, having an aggregate par value of $1,500,000.

                               ***

          SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 500,000,000 newly authorized but unissued shares, as follows: (i) 240,000,000 shares to Class A resulting in a total of 540,000,000 authorized Class A shares, (ii) 40,000,000 shares to Class B resulting in a total of 200,000,000 authorized Class B shares, (iii) 220,000,000 shares to Class C resulting in a total of 300,000,000 authorized Class C shares. The number of authorized Class P shares remains at 160,000,000 and the number of authorized Class Y shares remains at 300,000,000.

                               ***

          FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with 2-105(c) of Title 2 of the Corporations and Associations law of the State of Maryland. The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

          IN WITNESS WHEREOF, Lord Abbett Bond-Debenture Fund, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by one of its Vice Presidents and witnessed by one of its Assistant Secretaries on April 13, 2001.

                         LORD ABBETT BOND-DEBENTURE FUND, INC.


                         By:
                               Paul A. Hilstad
                               Vice President and Secretary

WITNESS:



[NAME]
Assistant Secretary
          THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Bond-Debenture Fund, Inc. who executed on behalf of the Corporation the foregoing Certificate of Correction, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                   Paul A. Hilstad
                                   Vice President and Secretary